MEDIA CONTACTS

                                            John W. Stump
                                            Chief Financial Officer
                                            (713) 271-2118
                                            jstump@aimsi.com



                 AIMSI TECHNOLOGIES, INC. CLARIFIES RECENT NEWS
                  REGARDING LEAVE OF ABSENCE FOR DAVID REEDER

OAK RIDGE, Tenn. (April 26,2005) - On April 14, 2005, AIMSI Technologies, Inc. (the "Company") issued a press release announcing that, at a special meeting held on April 11, 2005, the Board of Directors of the Company authorized, among other things, a leave of absence for David Reeder from his position as Chief Operating Officer of the Company, and as an officer and employee of Advanced Integrated Management Services, Inc., a Tennessee corporation ("AIMSI Services"), and all other subsidiaries of the Company. The press release should have referred to Mr. Reeder as Chief Operating Officer of AIMSI Services only. We are filing this announcement to correct this inaccuracy.
Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond our control that could cause actual events and results to differ materially from these statements. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The parties undertake no obligation to update publicly any forward-looking statements.

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